UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 8.01 Other Events.

Effective September 24, 2021, Rafael Holdings, Inc. (the “Company”) entered into a Line of Credit Loan Agreement (“Line of Credit Agreement”) with Rafael Pharmaceuticals, Inc. (“Rafael Pharma”), which provides for loan commitments in the amount of $25,000,000. The funds loaned under the Line of Credit Agreement are to be used by Rafael Pharma in accordance with the budget that has been approved by the Company. Of the aggregate amount, $1.9 million was advanced on September 24, 2021 and the remaining amount was funded on October 1, 2021. The Company owns, through controlled non-operating subsidiaries, 51% of the issued and outstanding equity of Rafael Pharma (41% of the capital stock on a fully diluted basis (excluding the remainder of the warrant to purchase Rafael Pharma stock held by the Company and its affiliates)).

Ameet Mallik, the Company’s Chief Executive Officer, is Chairman of the Board of Rafael Pharma and Howard Jonas, the Company’s Chairman, owns interests in Rafael Pharma.

All funds borrowed under the Line of Credit Agreement will bear interest at a rate of 9% per annum which interest is to be capitalized and added to the principal amount and be due upon maturity. The maturity date is the later of (x) the End Date under the Merger Agreement, currently expected to be February 1, 2022; and (y) in the event of a termination of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) between the Company, Rafael Pharma and certain subsidiaries of the Company for any reason, 135 days following the termination.

Rafael Pharma’s obligations under the Line of Credit Agreement rank pari passu with existing indebtedness of Rafael Pharma.

Events of default under the Line of Credit Agreement include the failure of Rafael Pharma to comply with its obligations under the Merger Agreement.

Upon certain triggering events set forth in the Line of Credit Agreement, including, without limitation, the termination of the Merger Agreement, the Company will be entitled to convert outstanding amounts under the Line of Credit Agreement into equity securities of Rafael Pharma at Rafael Pharma’s equity value at the time of conversion, subject to Rafael Pharma’s right to repay the outstanding balance under the Line of Credit Agreement or repurchase the securities received on conversion for 120 days.

Under the Line of Credit Agreement, Rafael Pharma is prohibited from incurring additional indebtedness, subject to its right to incur up to $10 million of debt, which debt will be pari passu with the amounts owing under the Line of Credit Agreement and subject to the Company’s right to provide such additional debt on the terms offered by the prospective lender(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ Ameet Mallik
Name: Ameet Mallik
Title: Chief Executive Officer

Dated: October 5, 2021